UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 22, 2014 (July 16, 2014)

AMSURG CORP.

(Exact Name of Registrant as Specified in Charter)

Tennessee	001-36531	62-1493316
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20 Burton Hills Boulevard Nashville, Tennessee	37215
(Address of Principal Executive Offices)	(Zip Code)

(615) 665-1283

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

The Merger

On July 16, 2014, AmSurg Corp., a Tennessee corporation (the “Company”), completed the acquisition of Sheridan Healthcare (“Sheridan”) as previously described in the Company’s Current Reports on Form 8-K that were filed with the Securities and Exchange Commission (the “SEC”) on June 2, 2014 and June 18, 2014 (the “Forms 8-K”), pursuant to the Purchase Agreement and Agreement and Plan of Merger, dated May 29, 2014, as amended (the “Merger Agreement”), among the Company, Arizona Merger Corporation, a Delaware corporation and direct wholly-owned subsidiary of the Company (“Merger Sub”), Arizona II Merger Corporation, a Delaware corporation and direct wholly-owned subsidiary of the Company (“Merger Sub II”), Sunbeam GP Holdings, LLC, a Delaware limited liability company, solely for purposes of Article V and Section 2.8 and solely in its capacity as the sole holder of membership interests in the General Partner (“Seller”), Sunbeam GP LLC, a Delaware limited liability company and the general partner of the Partnership (the “General Partner”), Sunbeam Holdings, L.P., a Delaware limited partnership (the “Partnership”), Sunbeam Primary Holdings, Inc., a Delaware corporation and a wholly owned subsidiary of the Partnership (“Sunbeam Primary”), and HFCP VI Securityholders’ Rep LLC, a Delaware limited liability company (“HFCP”), solely in its capacity as agent and attorney-in-fact for Seller and the unitholders of the Partnership (the “Unitholders”). The Partnership was an indirect parent company of Sheridan. The material terms of the Merger Agreement are described in the Forms 8-K.

In connection with the closing of the transactions contemplated by the Merger Agreement (the “Closing”), the Company, Merger Sub, Merger Sub II, the Seller, the General Partner, the Partnership, Sunbeam Primary and HFCP entered into a letter agreement (the “Letter Agreement”) amending the Merger Agreement to provide for transaction bonuses to be paid to certain employees of the Partnership out of the merger consideration and to clarify certain definitions and closing conditions contained in the Merger Agreement.

Under the terms of the Merger Agreement, the aggregate merger consideration payable as a result of the transaction was approximately $2.35 billion, and was composed of approximately $2.1 billion in cash and 5,713,909 shares of Company common stock.

In connection with the Closing, the Company entered into a Registration Rights Agreement (the “Equity Registration Rights Agreement”) with the Unitholders, which provides the Unitholders with certain demand and piggy-back registration rights with respect to the shares of Company common stock issued pursuant to the Merger Agreement. Under the Equity Registration Rights Agreement, the Company may be required, at the Unitholders’ demand, to file a shelf registration statement to register the shares of common stock issued pursuant to the Merger Agreement. The Equity Registration Rights Agreement provides for three demand rights for registrations of marketed, underwritten offerings; provided, that such demands for marketed, underwritten offerings involve the lesser of (i) securities with a minimum anticipated offering price of at least $100.0 million or (ii) all remaining registrable securities (as defined below) then held by holders of registrable securities. The Equity Registration Rights Agreement also provides for unlimited demand rights for registrations of non-marketed, underwritten offerings; provided, that such demands for non-marketed, underwritten offerings involve the lesser of (i) securities with a minimum anticipated offering price of at least $50.0 million or (ii) all remaining registrable securities then held by holders of registrable securities.

The Equity Registration Rights Agreement also provides for unlimited piggyback registration rights to register registrable securities when the Company initiates a registered offering. These piggyback rights are subject to “cut-back” provisions whereby the underwriter has the ability to limit the number of securities included in a registered offering by the Company. The piggyback rights terminate when affiliates of Hellman & Friedman own less than 5% of the Company’s outstanding common stock.

Securities issued pursuant to the Merger Agreement are no longer “registrable securities” at such time that (i) such securities have been disposed of in accordance with a registration statement, (ii) such securities have been distributed to the public pursuant to Rule 144 or Rule 145 of the Securities Act of 1933, as amended (the “Securities Act”), (iii) such securities have ceased to be outstanding or (iv) the holder beneficially owns less than three percent of the Company’s common stock and can sell all of his, her or its shares pursuant to Rule 144 in one transaction. The Company is not required to file a registration statement within 90 days after the exercise of piggyback rights or within 180 days after exercise of a demand right. The Company is not obligated to effect more than three demand registrations in a 360 day period (whether marketed or not) or more than one demand registration in any 90 day period (whether marketed or not). The Company may delay the filing or effectiveness of any registration statement for up to 60 days in the event that the Company’s board of directors determines a valid business purpose exists for such delay or suspension; provided, the Company cannot delay or suspend more than three times in any 12 month period and not more than 120 days in the aggregate in any 12 month period.

The foregoing summary of the Merger Agreement, the Letter Agreement and the Equity Registration Rights Agreement are subject to, and qualified in their entirety by, the full text of the Merger Agreement filed as Exhibit 2.1 to the Forms 8-K and the full text of the Letter Agreement and the Equity Registration Rights Agreement, which are attached hereto as Exhibit 2.1 and Exhibit 4.7, respectively, and incorporated herein by reference.

Senior Notes Offering

On July 16, 2014, AmSurg Escrow Corp., a wholly-owned subsidiary of the Company (“Escrow Corp.”), issued $1.1 billion aggregate principal amount of its 5.625% senior unsecured notes due 2022 (the “Senior Notes”) under an Indenture, dated July 16, 2014, between Escrow Corp. and U.S. Bank National Association, as trustee (the “Original Indenture”). Immediately following the issuance of the Senior Notes, Escrow Corp. merged with and into the Company, the Company executed a Supplemental indenture assuming Escrow Corp.’s obligations under the Original Indenture and the Senior Notes and certain subsidiaries of the Company, including certain of the newly acquired Sheridan entities, (the “Guarantors”) executed a Supplemental Indenture guaranteeing the Senior Notes (the Original Indenture, as supplemented by each such Supplemental Indenture, is hereinafter referred to as the “Indenture”).

The Senior Notes were sold to Citigroup Global Markets Inc. and certain other initial purchasers (the “Initial Purchasers”) in a private placement in reliance on Section 4(2) of the Securities Act and Rule 144A and/or Regulation S promulgated thereunder. The Senior Notes are expected to be resold by the Initial Purchasers to qualified institutional buyers pursuant to Rule 144A and/or Regulation S under the Securities Act. The aggregate net proceeds received by the Company from the sale of the Senior Notes was $1.078 billion after deducting the Initial Purchasers’ discount. The Company used the aggregate net proceeds to fund a portion of the cash consideration paid pursuant to the Merger Agreement.

The Senior Notes are general unsecured obligations of the Company and are guaranteed by the Guarantors. The Senior Notes are pari passu in right of payment with all the existing and future senior debt of the Company, including the Company’s 5.625% senior notes due 2020, and senior to all existing and future subordinated debt of the Company.

Interest on the Senior Notes accrues at the rate of 5.625% per annum and is payable semi-annually in arrears on January 15 and July 15, beginning on January 15, 2015, and ending on the maturity date of July 15, 2022.

At any time prior to July 15, 2017, the Company may redeem up to 35% of the aggregate principal amount of the Senior Notes at a redemption price of 105.625% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, using the proceeds of one or more equity offerings. Prior to July 15, 2017, the Company may also redeem the Senior Notes in whole or in part at at a redemption price equal to the principal amount of Senior Notes to be redeemed plus the applicable make-whole premium determined in accordance with the Indenture.

At any time from and after July 15, 2017, the Company may redeem the Senior Notes in whole or in part. The redemption price for such a redemption (expressed as percentages of principal amount) is set forth below, plus accrued and unpaid interest and liquidated damages, if any, if redeemed during the twelve-month period beginning on July 15 of the years indicated below:

Period	Redemption Price
2017	104.219%
2018	102.813%
2019	101.406%
2020 and thereafter	100.000%

The Company is not required to make mandatory redemption or sinking fund payments with respect to the Senior Notes. Upon the occurrence of a change in control (as defined in the Indenture), each holder of the Senior Notes may require the Company to repurchase all or a portion of the Senior Notes in cash at a price equal to 101% of the principal amount of the Senior Notes to be repurchased, plus accrued and unpaid interest and liquidated damages, if any, thereon to the date of purchase.

The Indenture, among other things, limits the Company’s and its restricted subsidiaries’ ability to (1) borrow money or sell preferred stock; (2) create liens; (3) pay dividends on or redeem or repurchase stock; (4) make certain types of investments; (5) sell stock in the Company’s restricted subsidiaries; (6) restrict dividends or other payments from subsidiaries; (7) enter into transactions with affiliates; (8) issue guarantees of debt; and (9) sell assets or merge with other companies. These covenants are subject to a number of customary exceptions. The Indenture provides for customary events of default (subject in certain cases to customary grace and cure periods) which include: nonpayment, breach of covenants in the Indenture, payment defaults or acceleration of other indebtedness, a failure to pay certain judgments and certain events of bankruptcy and insolvency. Generally, if an event of default occurs, the trustee or holders of at least 25% in principal amount of the then outstanding Senior Notes may declare all the Senior Notes to be due and payable immediately.

The offering and sale of the Senior Notes were not registered under the Securities Act and the Senior Notes may not be reoffered or resold in the United States absent registration or an applicable exemption from registration requirements.

In connection with the issuance of the Senior Notes, the Company, the Guarantors and the Initial Purchasers entered into a Registration Rights Agreement, dated July 16, 2014 (the “Notes Registration Rights Agreement”). Under the terms of the Notes Registration Rights Agreement, the Company and the Guarantors will file an exchange offer registration statement with the SEC on or prior to 270 days after July 16, 2014, the closing date of the Senior Notes offering. Under certain circumstances, the Company and the Guarantors will use their commercially reasonable efforts to cause to become effective a shelf registration statement relating to resales of the Senior Notes and to keep the shelf registration statement effective for a period of one year from the effective date of the shelf registration statement, or such shorter period that will terminate when all Senior Notes covered by the shelf registration statement have been sold pursuant to the shelf registration statement. If (1) the Company and the Guarantors fail to file any of the registration statements required by the Notes Registration Rights Agreement on or before the date specified for such filing; (2) any such registration statement is not declared effective by the SEC on or prior to the date specified for such effectiveness; (3) the Company and the Guarantors fail to consummate the exchange offer within 270 days of July 16, 2014 or (4) any of the registration statements required by the Notes Registration Rights Agreement are declared effective but thereafter cease to be effective or usable in connection with resales or exchanges of Senior Notes during the periods specified in the Notes Registration Rights Agreement (such events referred to as “Registration Defaults”), then the Company and the Guarantors will pay liquidated damages to each Holder of Senior Notes, with respect to the first 90-day period immediately following the occurrence of the first Registration Default in an amount equal to one-quarter of one percent (0.25%) per annum on the principal amount of Senior Notes held by such holder. The amount of liquidated damages will increase by an additional one-quarter of one percent (0.25%) per annum on the principal amount of Senior Notes with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of liquidated damages for all Registration Defaults of 1.0% per annum.

The foregoing summary of the Senior Notes, the Indenture and the Notes Registration Rights Agreement are subject to, and qualified in their entirety by, the full text of the Senior Notes, the Indenture and the Notes Registration Rights Agreement, which are attached hereto as Exhibit 4.1, Exhibit 4.2, Exhibit 4.3, and Exhibit 4.4, respectively, and incorporated herein by reference.

New Credit Facilities

On July 16, 2014, the Company entered into a $1.17 billion credit agreement (the “New Credit Agreement”) with Citibank, N.A., as administrative agent, and the other lenders party thereto. The New Credit Agreement, subject to the terms and conditions set forth therein, provides for a seven-year, $870.0 million term loan credit facility (the “New Term Loan Facility”) and a five-year, $300.0 million revolving credit facility, which includes a sublimit of $25.0 million for letters of credit and a $40.0 million swingline facility (the “New Revolving Loan Facility”, and together with the New Term Loan Facility, collectively, the “New Credit Facilities”). The New Credit Agreement also includes an accordion feature that, subject to securing additional commitments from existing lenders or new lending institutions, will allow the Company to increase the aggregate amount of the New Revolving Loan Facility and/or the New Term Loan Facility by an aggregate amount not to exceed the greater of (1) $300.0 million and (2) an unlimited amount as long as the Company’s secured leverage ratio would not exceed 3.25:1.00 after giving pro forma effect to the incurrence of such increase.

The New Credit Facilities replaced the Company’s $475.0 million Revolving Credit Agreement, dated as of May 28, 2010, among the Company, SunTrust Bank, as Administrative Agent, and various banks and other financial institutions, as amended (the “2006 Credit Agreement”).

At the Company’s election, loans made under the New Credit Agreement bear interest at (1) a base rate determined by reference to the higher of (a) the prime rate, (b) the United States federal funds rate plus 1/2 of 1.00% and (c) a one-month adjusted LIBOR rate plus 1.00% (provided, that, with respect to the New Term Loan Facility, in no event will the base rate be deemed to be less than 1.75%) (the “Base Rate”) or (2) an adjusted LIBOR rate (provided, that, with respect to the New Term Loan Facility, in no event will the adjusted LIBOR rate be deemed to be less than 0.75%) (the “LIBOR Rate”), plus in either case an applicable margin. The applicable margin for borrowings under the New Term Loan Facility depends on the Company’s total leverage ratio and varies from 1.75% to 2.00% for Base Rate loans and 2.75% to 3.00% for LIBOR Rate loans. The applicable margin for borrowings under the New Revolving Loan Facility depends on the Company’s secured leverage ratio and varies from 1.75% to 2.00% for Base Rate loans and 2.75% to 3.00% for LIBOR Rate loans.

The Company also pays a commitment fee of 0.375% per annum on the actual daily unused portion of the New Revolving Loan Facility. Letter of credit fees are payable in respect of outstanding letters of credit at a rate per annum equal to the applicable margin for LIBOR Rate loans.

Interest on Base Rate loans is payable at the end of each calendar quarter. Interest on LIBOR Rate loans is payable at the end of each interest rate period and at the end of each three-month interval within an interest rate period if the interest period is longer than three months.

The New Revolving Loan Facility matures, the commitments thereunder terminate, and all amounts then outstanding thereunder are payable on July 16, 2019.

Quarterly principal payments on the loans under the New Term Loan Facility are payable in equal installments in an amount equal to 0.25% of the aggregate initial principal amount of the loans made under the New Term Loan Facility. The loans made under the New Term Loan Facility mature and all amounts then outstanding thereunder are payable on July 16, 2021.

The borrowings under the New Credit Facilities are prepayable without premium or penalty (other than customary breakage costs and other than, in certain circumstances, prepayments made on the New Term Loan Facility within six months of the closing date of the New Credit Facilities). The New Credit Agreement requires the Company to repay certain amounts outstanding thereunder with (1) net cash proceeds of certain asset sales or other dispositions (including as a result of casualty or condemnation) that exceed certain thresholds, to the extent such proceeds are not reinvested or committed to be reinvested in the business in accordance with customary reinvestment provisions, (2) net cash proceeds of the incurrence of certain indebtedness and (3) a percentage of excess cash flow, which percentage is based upon the Company’s secured leverage ratio during the relevant fiscal period. Borrowings under the New Credit Facilities are secured and are guaranteed by the Guarantors.

The New Credit Facilities contain certain affirmative and negative covenants including negative covenants that limit or restrict, among other things, dividends, indebtedness, mergers and fundamental changes, asset sales, investments and acquisitions, liens and encumbrances, transactions with affiliates, burdensome agreements, changes in fiscal year and other matters customarily restricted in such agreements. Solely with respect to the New Revolving Loan Facility, the Company must maintain a minimum interest coverage ratio and a maximum total leverage ratio at the levels set forth in the New Credit Agreement.

If an event of default shall occur and be continuing under the New Credit Facilities, the commitments under New Credit Facilities may be terminated and the principal amounts outstanding under the New Credit Facilities, together with all accrued unpaid interest and other amounts owing in respect thereof, may be declared immediately due and payable.

The foregoing summary of the New Credit Facilities is subject to, and qualified in its entirety by, the full text of the Credit Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 1.02. Termination of a Definitive Agreement.

Concurrently with the closing of the transactions contemplated by the Merger Agreement on July 16, 2014, the Company terminated the 2006 Credit Facility.

On July 16, 2014, the Company also repaid the outstanding indebtedness under its 8.04% Senior Secured Notes and terminated the associated Note Purchase Agreement, dated May 28, 2010, as amended (the “Note Purchase Agreement”). In connection with terminating the Note Purchase Agreement, the Company paid an early termination fee of $12.9 million.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information under Item 1.01 is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information under Item 1.01 is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

On July 16, 2014, the Company completed its acquisition of Sheridan pursuant to the Merger Agreement. The information under Item 1.01 is incorporated herein by reference. Pursuant to the Merger Agreement, the Company issued 5,713,909 shares of Company common stock to the Unitholders. The shares of Company common stock issued pursuant to the Merger Agreement were issued in a private placement exempt from registration under Section 4(2) of the Securities Act and Rule 506 of Regulation D.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired. The audited consolidated financial statements of the Partnership (composed of consolidated balance sheets at December 31, 2013 and December 31, 2012 and the consolidated statements of income and comprehensive income, statements of equity and statements of cash flows for each of the three years in the period ended December 31, 2013 with the report of the independent auditors) required by Item 9.01(a) of Form 8-K were previously filed as Exhibit 99.2 to the Company’s Current Report on Form 8-K, dated June 23, 2014. Pursuant to General Instruction B.3 of Form 8-K, such financial statements are not additionally reported herein.

(b) Pro Forma Financial Information. The unaudited pro forma condensed combined financial statements of the Company for the year ended December 31, 2013, for the three months ended March 31, 2014 and 2013 and as of March 31, 2014, which give pro forma effect to the transactions contemplated by the Merger Agreement and certain proposed financing transactions in connection with the transactions contemplated by the Merger Agreement, required by Item 9.01(b) of Form 8-K were previously filed as Exhibit 99.1 to the Company’s Current Report on Form 8-K, dated June 23, 2014. Pursuant to General Instruction B.3 of Form 8-K, such information is not additionally reported herein.

(d) Exhibits.

2.1*	Letter Agreement, dated July 16, 2014, by and among AmSurg Corp., Arizona Merger Corporation, Arizona II Merger Corporation, Sunbeam GP Holdings, LLC, Sunbeam GP, LLC, Sunbeam Holdings, L.P., Sunbeam Primary Holdings, Inc., and HFCP VI Securityholders Rep, LLC.

4.1	Indenture, dated as of July 16, 2014, among AmSurg Escrow Corp., the subsidiary guarantors listed therein and U.S. Bank National Association, as trustee.

4.2	First Supplemental Indenture, dated as of July 16, 2014, between AmSurg Corp. and U.S. Bank National Association, as trustee.

4.3	Supplemental Indenture, dated as of July 16, 2014, among AmSurg Corp., the subsidiary guarantors listed therein and U.S. Bank National Association, as trustee.

4.4	Registration Rights Agreement, dated as of July 16, 2014, AmSurg Corp., the subsidiary guarantors listed therein, and Citigroup Global Markets Inc., acting on behalf of itself and as the representative of the several Initial Purchasers listed therein.

4.5	Form of 5.625% Rule 144A Senior Note due 2022 (incorporated by reference to Exhibit A to Exhibit 4.1 hereof).

4.6	Form of 5.625% Regulation S Senior Note due 2022 (incorporated by reference to Exhibit A to Exhibit 4.1 hereof).

4.7	Registration Rights Agreement, dated July 16, 2014, among AmSurg Corp. and each of the other signatories from time to time a party thereto.

10.1	Credit Agreement, dated as of July 16, 2014, among AmSurg Corp., the banks and other financial institutions from time to time party thereto, and Citibank, N.A., in its capacity as Administrative Agent for the lenders.

*	Schedules and certain exhibits omitted pursuant to Item 601 (b)(2) of Regulation S-K. The Company agrees to furnish a supplemental copy of any omitted schedule to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMSURG CORP.

By:	/s/ Claire M. Gulmi
Claire M. Gulmi
Executive Vice President and Chief Financial Officer (Principal Financial and Duly Authorized Officer)

Date: July 22, 2014

EXHIBIT INDEX

No.	Exhibit

2.1*	Letter Agreement, dated July 16, 2014, by and among AmSurg Corp., Arizona Merger Corporation, Arizona II Merger Corporation, Sunbeam GP Holdings, LLC, Sunbeam GP, LLC, Sunbeam Holdings, L.P., Sunbeam Primary Holdings, Inc., and HFCP VI Securityholders Rep, LLC.

4.1	Indenture, dated as of July 16, 2014, among AmSurg Escrow Corp., the subsidiary guarantors listed therein and U.S. Bank National Association, as trustee.

4.2	First Supplemental Indenture, dated as of July 16, 2014, between AmSurg Corp. and U.S. Bank National Association, as trustee.

4.3	Supplemental Indenture, dated as of July 16, 2014, among AmSurg Corp., the subsidiary guarantors listed therein and U.S. Bank National Association, as trustee.

4.4	Registration Rights Agreement, dated as of July 16, 2014, AmSurg Corp., the subsidiary guarantors listed therein, and Citigroup Global Markets Inc., acting on behalf of itself and as the representative of the several Initial Purchasers listed therein.

4.5	Form of 5.625% Rule 144A Senior Note due 2022 (incorporated by reference to Exhibit A to Exhibit 4.1 hereof).

4.6	Form of 5.625% Regulation S Senior Note due 2022 (incorporated by reference to Exhibit A to Exhibit 4.1 hereof).

4.7	Registration Rights Agreement, dated July 16, 2014, among AmSurg Corp. and each of the other signatories from time to time a party thereto.

10.1	Credit Agreement, dated as of July 16, 2014, among AmSurg Corp., the banks and other financial institutions from time to time party thereto, and Citibank, N.A., in its capacity as Administrative Agent for the lenders.

*	Schedules and certain exhibits omitted pursuant to Item 601 (b)(2) of Regulation S-K. The Company agrees to furnish a supplemental copy of any omitted schedule to the Securities and Exchange Commission upon request.